Exhibit 10.4

AMENDMENT TO
CERTAIN STOCK OPTION AGREEMENTS UNDER THE
QEP RESOURCES, INC. 2010 LONG-TERM STOCK INCENTIVE PLAN

THIS AMENDMENT (this “Amendment”) to the Specified Option Agreements (as defined below) entered into pursuant to the QEP Resources, Inc. 2010 Long-Term Stock Incentive Plan (the “Plan”) is entered into effective as of ________, 2014 by the QEP Resources, Inc. (the “Company”) and _______ (“Optionee”) . All capitalized terms used without definition herein shall have the meanings ascribed to such terms in the Plan.
WHEREAS, the Company granted the Options set forth below (the “Specified Options”) to the Optionee pursuant to the terms of the Plan and the Specified Option Agreements;
WHEREAS, at a meeting held on January 20, 2014, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved certain amendments to the terms of the Specified Options as set forth below;
WHEREAS, the Committee desires to amend the agreements evidencing the Specified Options (the “Specified Option Agreements”) to reflect such approved amendments; and
WHEREAS, pursuant to the terms of the Plan and the Specified Option Agreements, the Specified Option Agreements may be amended by a writing signed by the Company and the Optionee, as approved by the Committee.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, it is mutually agreed as follows:

1.	The Specified Options are as follows:

Grant Date of Specified Option	Shares of Company Common Stock Subject to Specified Option
_________, 2007
_________, 2008
_________, 2009
_________, 2010

2.
Notwithstanding anything to the contrary in any Specified Option Agreement, in the event that the Optionee’s employment with the Employer is terminated under circumstances that would, without giving effect to this Amendment, result in the expiration of the Option as of the Optionee’s or the Employer’s receipt of notice of termination (the “Notice Date”), then pursuant to this Amendment the Option shall not expire on the Notice Date and shall instead expire as of the earlier of the 90th calendar day following the date of the Optionee’s termination of employment with the Employer and the Expiration Date.

3.
Except as expressly amended hereby, the terms and conditions of each Specified Option Agreement shall remain in full force and effect. This Amendment shall be construed in accordance with the laws of the state of Delaware, without regard to the choice of law principles thereof.

4.
This Amendment may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. A facsimile or portable document format (.PDF) signature may be accepted as an original signature.

IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

QEP RESOURCES, INC.
By:	___________________________________
[Name]
[Title]

OPTIONEE
___________________________________
[Name]